Exhibit 32

CERTIFICATION

Pursuant to 18 United States Code § 1350

      The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2003 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Steven Whisler

Name: J. Steven Whisler Title: Chairman and Chief Executive Officer Date: February 26, 2004

      The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2003 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru

Name: Ramiro G. Peru Title: Senior Vice President and Chief Financial Officer Date: February 26, 2004